Exhibit 5.2

May 26, 2017
Employers Holdings, Inc.
10375 Professional Circle
Reno, Nevada 89521

Ladies and Gentlemen:
We have acted as special counsel to Employers Holdings, Inc., a Nevada corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the United States Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (i) shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company; (ii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of the Company; (iii)(a) the Company’s debt securities (the “Senior Debt Securities”), which may be issued pursuant to an indenture (the “Senior Indenture”) between the Company and a trustee (the “Senior Trustee”) to be named therein; and (b) the Company’s subordinated debt securities (the “Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”), which may be issued pursuant to an indenture (the “Subordinated Indenture” and, together with the Senior Indenture, each an “Indenture”) between the Company and a trustee (the “Subordinated Trustee” and, together with the Senior Trustee, the “Trustee”) to be named therein; (iv) depositary shares of the Company representing a fractional interest in a share of Preferred Stock (the “Depositary Shares”), which will be deposited pursuant to a depositary agreement to be entered into between the Company and a bank or trust company as a depositary; (v) purchase contracts (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each such Purchase Contract, a “Purchase Contract Agreement”) to be entered into between the Company and the purchase contract agent to be named therein (the “Purchase Contract Agent”); (vi) units of the Company (the “Units”) to be issued under one or more unit agreements (each such unit agreement, a “Unit Agreement”) to be entered into among the Company, a bank or trust company, as unit agent (the “Unit Agent”), and the holders from time to time of the Units; and (vii) warrants of the Company (the “Warrants” and, collectively with the Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Purchase Contracts and Units, the “Securities”), which may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and the warrant agent to be named therein (the “Warrant Agent”).
We, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, the Registration Statement and each Indenture (including the form of Debt Securities included therein).
In our examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; and (iv) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, including the Company, have been duly organized and are and will continue to be validly existing and in good standing, and have or will have the requisite legal status and legal capacity under the laws of their respective jurisdictions of incorporation or organization and had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as expressly set forth in the paragraphs below, the validity and binding effect thereof on such parties.
In connection with the opinions expressed below, we have assumed that, at or prior to the time of the delivery of any Securities, that (i) the Board of Directors of the Company (or a duly authorized committee thereof) (the “Board”) shall have duly established the terms of the Securities and duly authorized the issuance and sale of such Securities and such authorization shall not have been modified or rescinded; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Securities Act; (iii) a prospectus supplement will have been filed with the Commission describing the Securities offered thereby; (iv) the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (vii) there shall not have occurred any change in law affecting the validity or enforceability of such Securities. We have also assumed that none of the terms of any Securities to be established subsequent to the date hereof, the issuance and delivery of such Securities or the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.
Based upon the foregoing, we advise you that, in our opinion:

1.
With respect to Debt Securities to be issued under either the Senior Indenture or Subordinated Indenture, when (a) the Trustee is qualified to act as Trustee under the Senior Indenture or Subordinated Indenture, as applicable, and the Company has filed respective Form T-1s for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Senior Indenture or Subordinated Indenture, as applicable; (c) the Senior Indenture or Subordinated Indenture, as applicable, has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Senior Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Senior Indenture or Subordinated Indenture, as applicable, and the applicable definitive purchase, underwriting or similar agreement approved by the Board, or upon the exercise of Warrants to purchase Debt Securities, upon payment of the consideration therefor provided for therein, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the applicable Indenture.

2.
With respect to any Purchase Contracts to be issued to be issued pursuant to the Registration Statement, when (a) the Purchase Contract Agreement to be entered into in connection with the issuance of any such Purchase Contracts has been duly authorized, executed and delivered by the Purchase Contract Agent and the Company; (b) the specific terms of the Purchase Contracts have been duly authorized and established in accordance with the Purchase Contract Agreement; and (c) such Purchase Contracts have been duly authorized, executed, issued and delivered in accordance with the Purchase Contract Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

3.
With respect to any Units to be issued to be issued pursuant to the Registration Statement, when (a) the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; (b) the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and (c) such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

4.
With respect to any Warrants to be issued to be issued pursuant to the Registration Statement, when (a) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Warrant Agent and the Company; (b) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement; and (c) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor or upon the due exercise, conversion or exchange of any Debt Securities or Warrants, as the case may be, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

We are members of the Bars of the State of New York and the foregoing opinion is limited to the laws of the State of New York. We have assumed that the choice of New York law to govern the Debt Securities and each Indenture and any supplemental indenture thereto is a valid and legal provision. We have also assumed that New York law will be chosen to govern any Purchase Contract Agreement, any Unit Agreement and any Warrant Agreement. Our opinions set forth above are limited to the laws of the State of New York that, in our experience, are normally applicable to debt securities, purchase contracts, units and warrant transactions of the type covered by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws. We do not express any opinion with respect to any other law of any other jurisdiction or as to the effect of any such law on the opinions stated herein and, with respect to the laws of the State of Nevada, we have assumed compliance with such laws. We also do not express any opinion as to the authority to issue, or the validity of any issuance of, any capital stock of the Company, which are matters of Nevada law.
Our opinion that any document is legal, valid and binding is qualified as to:

(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c)
general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

Very truly yours,

/s/ WILSON SONSINI GOODRICH & ROSATI
Professional Corporation